UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANTTO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2008

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Worlds.com, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-24115	22-1848316
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

11 Royal Road, Brookline, Massachusetts	02445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 725-8900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers

On May 15, 2008, by authority contained in our By-Laws, our board of directors expanded the size of our board of directors and appointed Mr. Tom Duterme to our board of directors.  We do not currently have any committees of directors, but inasmuch as Mr. Duterme is “independent” it is anticipated that he will be appointed to various committees once they are established.  Mr. Duterme does not have any existing relationship with us nor does he have any agreements or arrangements to receive funds from us, except that he will receive the standard director fee we pay to all non-employee directors for their services as directors in the amount of 150,000 options upon initially joining the board that vest immediately and an annual grant of an additional 100,000 options that would vest in 12 months, provided the director served at least 6 months in office.  On a pro rata basis, Mr. Duterme will be receiving 62,500 options of the 2008 annual grant.

Item 8.01    Other Events

On May 19, 2008, we distributed a press release announcing the appointment of Mr. Duterme to our board of directors, a copy of which is filed herewith as an exhibit.

Item 9.01    Financial Statements and Exhibits

Exhibit 10.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS.COM, INC.

Dated: May 20, 2008	By:	/s/ Thomas Kidrin
Thomas Kidrin
President